Exhibit 99.1

FOR IMMEDIATE RELEASE

January 23, 2025

BRIAN ROSEN, COMMERCIAL STRATEGY SENIOR EXECUTIVE, APPOINTED AS DIRECTOR OF CAPSTONE COMPANIES, INC.

Deerfield Beach, FL (Business Wire) – Capstone Companies, Inc. (OTCQB: CAPC) announced today the appointment of Brian Rosen as a non-employee director, effective January 20, 2025.

Mr. Rosen has extensive experience in marketing, business development, contract negotiation and government relations as well as experience as a member of two public companies’ management. He served as Senior Vice President, Global Market Access, Public Policy & Alliances (2021 – 2023), Senior Vice President, Commercial Strategy (2018 - 2021) and Vice President, Market Access, Policy, & Government Affairs (2015 - 2017) with Novavax, Inc. (NASDAQ: NVAX). Before Novavax, Inc., Mr. Rosen served as Chief Policy, Advocacy & Patient Services Officer (2014 - 2015), Senior Vice President, Public Policy (2013 - 2014) and Vice President, Legislative and Regulatory Affairs (2012 - 2013) for the Leukemia & Lymphoma Society, Washington, D.C. He also has a J.D. degree from Hofstra University School of Law.

“Brian is skilled at pursuing new business opportunities and developing resulting revenue streams and in negotiating contracts. He has a record of accomplishment in the pursuit of revenue generating opportunities. I believe his skills, coupled with government relations and public company experience, will prove valuable to Capstone Companies’ efforts to establish a new business line and pursue a growth strategy for year-round social, fitness and health programs and facilities,” said Stewart Wallach, Chair of the Company’s Board of Directors.

About Capstone Companies, Inc. Capstone Companies, Inc. is an SEC reporting company with its common stock quoted on OTC QB market. Formerly engaged in producing LED and Smart Mirror consumer products, Company ended its consumer product operations due to declining sales and has been seeking to establish a new business line and revenue generating operations through internal development, merger, acquisition or a combination of those actions. The Company currently has no revenue generating operations. The appointment of a new CEO and appointment of directors is part of the Company’s efforts to establish revenue generating operations by bringing in new management members with experience in industries other than the Company’s former industry as well as a proven ability to build, arrange funding or assist in creating sustainable, new business lines.

FORWARD LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained above contains forward-looking statements, which statements are characterized by words like “should,” “may,” “intend,” “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. Capstone Companies, Inc. (“Company”) is a public shell company without revenue generating revenues and relies on working capital funding from third parties to sustain its corporate existence and fund the compliance requirements as an SEC reporting company with its stock quoted on the OTC QB Venture Market. The Company is also a “penny stock” company with limited public market liquidity and no primary market makers. As such, Company may be unable to develop a new business line, or acquire or merge with an existing operating company, or, even if a new business line or revenue generating operation is established, to fund and successfully operate that new business line or operation. The capabilities or prior performance or contributions of any officer or director with other companies is not to be taken as indicative of his or her performance or contributions as an officer or director of the Company. Further, the public auditors of the Company have expressed doubt as to the Company as a going concern. Company may be unable to obtain adequate, affordable and timely funding to sustain any new business line or existing operations. There is substantial doubt about the Company’s ability to establish a new business line or sustain an operation. There is no existing agreement by the Company and a third party for a merger or acquisition of a company or assets. Any investment in the common stock of the Company is a highly risky investment that is not suitable for investors who cannot afford the total loss of the investment and the inability to liquidate the investment. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

CONTACT information and media inquiries:

irinquiries@capstonecompaniesinc.com

Telephone: (954) 570-8889, ext. 315